                                                                   Exhibit No. 8

                                TENDER AGREEMENT

         THIS TENDER AGREEMENT (this "Agreement") is entered into as of February 14, 2001, by and between American Express Travel Related Services Company, Inc., a New York corporation ("Parent"), and David L. Solomon ("Stockholder").

         WHEREAS, Parent, AMTRS Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and SierraCities.com Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the acquisition of shares of Common Stock of the Company by Parent pursuant to a tender offer by Parent and Purchaser followed by the merger of Purchaser with and into the Company (the "Merger").

         WHEREAS, in order to induce Parent and Purchaser to enter into the Merger Agreement, Stockholder is entering into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good an valuable consideration the parties to this Agreement, intending to be legally bound, agree as follows:

                                    SECTION 1
                               CERTAIN DEFINITIONS

         For purposes of this Agreement:

                  (a) "Company Common Stock" shall mean the common stock, par value $.0l per share, of the Company.

                  (b) "Expiration Date" shall mean the earliest of (i) the date upon which the Merger Agreement is terminated; (ii) the date upon which the Merger is effected; (iii) the date upon which all of the Stockholder's now owned or hereafter acquired shares of Company Common Stock are purchased by Parent or Purchaser pursuant to the Offer (as defined in the Merger Agreement) and (iv) the date on which the Offer terminates without the prompt purchase of Company Common Stock thereunder.

                  (c) Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such security.

                  (d) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                  (e) "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

                  (f) A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

                                    SECTION 2
                                TENDER OF SHARES

         2.1 Tender Agreement. Stockholder agrees, pursuant to the terms and subject to the conditions set forth herein:

                  (a) to tender for exchange in the Offer all shares of Company Common Stock currently held by Stockholder as set forth beside Stockholder's name on Exhibit A attached hereto and any additional shares of Company Common Stock acquired by Stockholder (whether by purchase, upon conversion of options or convertible securities or otherwise) after the date of this Agreement (collectively, the "Stockholder's Shares"); and

                  (b) as promptly as practicable (but no later than five business days) after commencement of the Offer (or, in the case of shares of Company Common Stock acquired by Stockholder after commencement of the Offer, as promptly as practicable after such acquisition), Stockholder shall, as appropriate, (x) deliver to the Disbursing Agent (the "Disbursing Agent") designated in the Offer (i) a letter of transmittal with respect to the Stockholder's Shares complying with the terms of the Offer together with instructions directing the Disbursing Agent to make payment for the Stockholder's Shares directly to Stockholder, (ii) a certificate or certificates representing the Stockholder's Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer (collectively, the "Tender Documents"), and/or (y) instruct its broker or such other Person who is the holder of record of any shares of Common Stock Owned by Stockholder to tender such shares for exchange in the Offer pursuant to the terms and conditions of the Offer.

                  (c) Stockholder shall not withdraw any tender effected in accordance with this Section 2.1; provided, however, that Stockholder shall have the right to withdraw any tender effected in accordance with this Section 2.1 if the Merger Agreement is terminated.

         2.2 Proxy.

                  (a) Stockholder hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes each of Stephen P. Norman, Richard Tambor and Parent the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of capital stock of the Company Owned by the undersigned as of the date of this Agreement, which shares are specified on Exhibit A hereto and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof or otherwise obtain the right to vote. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

                  (b) This proxy is irrevocable, is coupled with an interest between Parent and the undersigned and is granted in consideration of Parent entering into the Merger Agreement.

                  (c) The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until (and including) the Expiration Date at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, (i) in favor of the approval and adoption of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between the Company and any person or entity (other than the Merger) and (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or would result in any obligation or agreement of the Company under the Merger Agreement not being fulfilled or would result in the Company being required to pay to Parent or Purchaser the fee contemplated in Section 8.2 of the Merger Agreement.

                  (d) The undersigned may vote the Shares on all other matters. This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

                  (e) This proxy shall terminate upon the Expiration Date.

                                    SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

         Stockholder hereby represents and warrants to Parent as follows:

         3.1 Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform Stockholder's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.2 No Conflicts or Consents.

                  (a) The execution and delivery of this Agreement by Stockholder does not, and, to Stockholder's knowledge as of the date of this Agreement, the performance of this Agreement by Stockholder in accordance with its terms will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which

Stockholder or any of Stockholder's properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

                  (b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any consent or approval of any Person.

         3.3 Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth beside Stockholder's name on Exhibit A hereto under the heading "Shares Held of Record"; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth beside Stockholder's name on Exhibit A hereto under the heading "Options and Other Rights"; (c) Stockholder Owns the additional securities of the Company set forth beside Stockholder's name on Exhibit A hereto under the heading "Additional Securities Beneficially Owned"; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth beside Stockholder's name on Exhibit A hereto.

         3.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through (and including) the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

         3.5 Finder's Fees. No investment banker, broker, finder or other Person is entitled to a commission or fee from Parent or Purchaser in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder, other than any arrangement or agreement made by or on behalf of the Company in Stockholder's capacity as an officer or director of the Company.

                                    SECTION 4
                       ADDITIONAL COVENANTS OF STOCKHOLDER

         4.1 Further Assurances. Stockholder agrees that, subject to the fiduciary duty under applicable law of Stockholder as a director of the Company (if Stockholder is such a director) as further provided in the Merger Agreement, Stockholder shall not take any action which in any manner delays, deters or impedes the successful completion of the Offer and the Merger in an expeditious manner. In addition, from time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take


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
such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

         4.2 No Proxies for or Encumbrances on Stockholder Shares. Except pursuant to the terms of this Agreement or the Offer Documents (as defined in the Merger Agreement), Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Stockholder's Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Subject Securities during the term of this Agreement.

         4.3 No Shopping. Stockholder, personally or in the capacity as a stockholder, shall not directly or indirectly (a) subject to the fiduciary duty under applicable law of Stockholder as a director of the Company (if Stockholder is such a director) as further provided in the Merger Agreement, solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person to acquire the business, property or capital stock of the Company or any direct or indirect subsidiary thereof, or any acquisition of a substantial equity interest in, or a substantial amount of the assets of, the Company or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer or other transaction or (b) subject to the fiduciary duty under applicable law of Stockholder as a director of the Company (if Stockholder is such a director) as further provided in the Merger Agreement, participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or take any other action knowingly to facilitate, or otherwise cooperate in any way with, or participate in, or encourage any effort or attempt by any other person to do or seek any of the foregoing. Stockholder shall promptly advise Parent of the terms of any communications Stockholder may receive in Stockholder's personal capacity or Stockholder's capacity as a stockholder relating to any of the foregoing. Stockholder is signing this Agreement in Stockholder's capacity as a stockholder of the Company. Nothing herein shall restrict Stockholder (or, in the case that Stockholder is not an individual, a representative of Stockholder) from discharging Stockholder's fiduciary duties under applicable law as an officer or director of the Company (if Stockholder is such an officer or director) as further provided in the Merger Agreement.

         4.4 Conduct of Stockholder. Stockholder will not (a) take, agree or commit to take any action that would make any representation and warranty of Stockholder hereunder inaccurate in any respect as of any time prior to the termination of this Agreement or (b) omit, or agree or commit to omit, to take any reasonable action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

         4.5 Disclosure. Stockholder hereby permits Parent to publish and disclose in the Offer Documents, and, if approval of the Company's stockholders is required under applicable law, a proxy statement, (including all documents and schedules to be filed in connection with the foregoing with the SEC) this Agreement, Stockholder's identity and details regarding Stockholder's Ownership of shares of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement and any other public


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disclosures relating to the foregoing (including any press release relating to the Offer or the Merger).

                                    SECTION 5
                                  MISCELLANEOUS

         5.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Agreement shall survive (a) the consummation of the Merger, (b) any termination of the Merger Agreement and (c) the Expiration Date.

         5.2 Indemnification. Stockholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement or the proxy granted herein.

         5.3 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

         5.4 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

         If to Stockholder:

                  at the address set forth below Stockholder's signature on the signature page hereof

         If to Parent:

                  American Express Travel Related Services Company, Inc. 200 Vesey Street
                  World Financial Center
                  New York, New York 10285-3701
                  Attn:  Small Business Services

         5.5 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such


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provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

         5.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

         5.7 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder's heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

         5.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.8, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         5.9 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their


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
respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

         5.10 Governing Law; Venue.

                  (a) This Agreement shall be governed by and construed in accordance with, and governed in all respects by, the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each of Stockholder and Parent:

                           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of Delaware in connection with any such legal proceeding;

                           (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth below shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                           (iii) agrees that each state and federal court located in the State of Delaware shall be deemed to be a convenient forum; and

                           (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                  (c) EACH OF STOCKHOLDER AND PARENT IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

         5.11 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         5.12 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         5.13 Attorneys' Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against


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
Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         5.14 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         5.15 Termination. This Agreement will terminate immediately upon the Expiration Date.

         5.16 Construction.

                  (a) For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa.

                  (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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
         IN WITNESS WHEREOF, Parent and Stockholder have caused this Tender Agreement to be executed as of the date first written above.

                                   AMERICAN EXPRESS TRAVEL RELATED
                                   SERVICES COMPANY, INC.


                                   By: /s/ Kerry D. Hatch
                                      ------------------------------------------
                                   Its: Executive Vice President & General
                                        Manager, Small Business Services



                                   /s/ David L. Solomon
                                   ---------------------------------------------
                                   David L. Solomon

                                   Address: The Redstone Companies
                                            109 North Post Oak Lane
                                            Suite 200
                                            Houston, Texas 77024




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
                                                   Exhibit A to Tender Agreement

Certain Stockholders and Securities of the Company Subject to Tender Agreements


     Stockholder               Shares Held    Options and         Additional           Percentage of
                                of Record     Other Rights        Securities        Outstanding Shares of
                                                                 Beneficially          Company Common
                                                                    Owned                Stock Owned
---------------------------------------------------------------------------------------------------------
Depping 1999 Investment          1,595,800       N/A                  N/A           8.44%
Limited Partnership

Thomas J. Depping                   77,400         688,603    1,595,800 shares      4.05% without Depping
                                                              owned of record by    1999 Investment
                                                              Depping 1999          Limited Partnership
                                                              Investment Limited    Shares
                                                              Partnership
                                                                                    12.48% with Depping
                                                                                    1999 Investment
                                                                                    Limited Partnership
                                                                                    Shares

Sandy B. Ho                        245,990         213,941            N/A           2.43%

Redstone Group, Ltd.             1,183,151       N/A                  N/A           6.25%

David C. Shindeldecker              84,867         137,826    1,183,151 shares      1.18% without Redstone
                                                              owed of record by     Group Ltd. shares
                                                              Redstone Group
                                                              Ltd.                  7.43% with Redstone
                                                                                    Group Ltd. shares

David L. Solomon                   629,849         137,826    1,183,151 shares      4.06% without Redstone
                                                              owned of record by    Group Ltd. shares
                                                              Redstone Group
                                                              Ltd.                  10.31% with Redstone
                                                                                    Group Ltd. shares







                                      A-1